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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

      The subsidiaries of the Registrant, excluding those which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of July 31, 2003, are:

            Airstream, Inc. (a Nevada corporation)
            Thor America, Inc. (a Pennsylvania corporation)
            Citair, Inc. (a Pennsylvania corporation)
            Citair does business in Canada under the name "General Coach." Dutchmen Manufacturing, Inc. (a Delaware corporation)
            Four Winds International, Inc. (a Delaware corporation)
            Thor California, Inc. (a Delaware corporation)
            Komfort Corp. (a Delaware corporation)
            Keystone RV Company (a Delaware corporation)
            ElDorado National California, Inc. (a California corporation) ElDorado National Kansas, Inc. (a Kansas corporation)
            Champion Bus, Inc. (a Delaware corporation)
            General Coach America, Inc. (a Delaware corporation)
            Thor Tech, Inc. (a Nevada corporation)
            T.H.O.R. Insurance Company Limited (a Bermuda corporation)

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